Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 2 to Registration Statement on Form F-1 of our report dated February 27, 2013 relating to the consolidated financial statements of Brookfield Renewable Energy Partners L.P. for the year ended December 31, 2010, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

June 20, 2013